UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 24, 2009
HCC INSURANCE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-13790	76-0336636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13403 Northwest Freeway Houston, Texas	77040-6094
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 690-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On November 24, 2009 (the “Effective Date”), HCC Insurance Holdings, Inc. entered into a $152,000,000 Standby Letter of Credit Facility Agreement (the “Facility”) dated as of November 24, 2009 with The Royal Bank of Scotland plc and Barclays Bank plc, which are referred to herein collectively as the “Banks.”
     The Facility may only be used for the purpose of enabling Funds at Lloyd’s (as defined in the Facility) to be provided for HCC for the 2010 and prior years of account at Lloyd’s of London (“Lloyd’s”). The Facility permits HCC to obtain letters of credit in an aggregate stated amount not to exceed $152,000,000 at any time outstanding. The beneficiary of any letters of credit issued under the Facility shall be Lloyd’s. The final maturity date for letters of credit to be issued under the Facility is no later than December 31, 2013. It is anticipated that a letter of credit substantially equal to the Total Commitment (as defined in the Facility) under the Facility will be issued to Lloyd’s on or before November 30, 2009.
     HCC will pay an arrangement fee in the amount of 0.55% of each Bank’s commitment under the Facility and will pay a commitment commission in the amount of 0.15% per annum of the Available Commitment (as defined in the Facility) for the Availability Period (as defined in the Facility). HCC shall pay a letter of credit fee in the amount of 0.90% per annum on letters of credit issued under the Facility. The Facility contains representations and warranties and covenants customary for standby letter of credit facilities of this nature and, where applicable, restrictive covenants generally defer to the covenants contained in our Loan Agreement ($300,000,000 Revolving Loan Facility) dated as of April 4, 2007 with Wells Fargo Bank, National Association, Citibank, N.A., Wachovia Bank, National Association, Amegy Bank, National Association, the Royal Bank of Scotland, and Bank of New York.
     If an Event of Default (as defined in the Facility) occurs, then, to the extent permitted in the Facility, the Banks may require HCC to procure that each letter of credit issued under the Facility is returned or to procure that that the liabilities of the Banks under each letter of credit issued under the Facility is reduced to zero and/or to deposit cash collateral equal to the Banks’ letter of credit exposure under the Facility.
     Certain of the Banks have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services, or other services to us and our subsidiaries, for which they have received, and may in the future receive, customary compensation and expense reimbursement.
     A copy of the Facility is filed herewith as an exhibit, and the description above is qualified in its entirety by reference thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

No.	Exhibit

10.1	$152,000,000 Standby Letter of Credit Facility dated November 24, 2009 by and between HCC Insurance Holdings, Inc. and the Royal Bank of Scotland plc and Barclays Bank plc

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2009	HCC INSURANCE HOLDINGS, INC.
	By:	/s/ Randy D. Rinicella
Randy D. Rinicella,
Senior Vice President and General Counsel

EXHIBITS INDEX

No.	Exhibit

10.1	$152,000,000 Standby Letter of Credit Facility dated November 24, 2009 by and between HCC Insurance Holdings, Inc. and the Royal Bank of Scotland plc and Barclays Bank plc